_________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

April 27, 2002

          Sequoia Mortgage Funding Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-22681	91-1771827
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

591 Redwood Highway Suite 3120 Mill Valley, California	94941 (Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (415) 381-1765

                                       No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

In connection with the offering of the Sequoia Mortgage Funding Company 2002-A Collateralized MBS Funding Bonds, Series 2002-A, Greenwich Capital Markets, Inc. as underwriter of the Bonds (the "Underwriter"), has prepared certain materials (the "Computational Materials") for distribution to its potential investors.  Although Sequoia Mortgage Funding Corporation provided the Underwriter with certain information regarding the characteristics of the Pooled Securities in the related portfolio, it did not participate in the preparation of the Computational Materials.

For purposes of this Form 8-K, Computational Materials shall mean computer generated tables and/or charts displaying, with respect to the Bonds, any of the following: yield; average life, duration; expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Pooled Securities; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.  The Computational Materials are attached hereto as Exhibit 99.1 and Exhibit 99.2.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUOIA MORTGAGE FUNDING CORPORATION

By:     /s/  Harold F. Zagunis
Name:  Harold F. Zagunis
Title:    Chief Financial Officer
            Treasurer & Secretary

Dated:  April 29, 2002

EXHIBIT INDEX

Exhibit No.

Description

99.1

Computational Materials

99.2

Additional Computational Materials

Exhibit 99.1  Computational Material

[To be filed on Form SE]

Exhibit 99.2  Additional Computational Material

[To be filed on Form SE]